UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  August 10, 2006

                      MAILTEC, INC.
         (Exact name of registrant as specified in its charter)

   Nevada                                            20-0754724
         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)

4105 East Florida Avenue
Suite 208
Denver, CO                                 80222
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (303) 753-6512







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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On August 10, 2006, the board of directors dismissed Stark Winter Schenkein & Co., LLP, as its certified public accountants, due to increasing audit fees.

     Stark Winter Schenkein & Co., LLP reports on MailTec, Inc.'s financial statements for either of the past two years, March 31, 2006 and March 31, 2005 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports contained going concern qualifications.

During MailTec?s, Inc.'s two most recent fiscal years, March 31, 2006 and March 31, 2005, and the subsequent period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On August 10, 2006, the board of directors of MailTec, Inc. engaged the accounting firm of Jaspers + Hall, PC as principal accountants of MailTec, Inc. for the fiscal year ended March 31, 2007. MailTec, Inc. did not consult Jaspers + Hall, PC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Jaspers + Hall, PC financial statements and neither written nor oral advice was provided that was an important factor considered by Jaspers + Hall in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Stark Winter Schenkein & Co., LLP


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 7, 2006


MailTec, Inc.




   /s/W. Ross C. Corace
By:-------------------------------
   W. Ross C. Corace
   Chief Executive Officer